UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005 (March 8, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, Corrections Corporation of America (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers listed therein (the “Initial Purchasers”), to sell $375.0 million in aggregate principal amount of its 6.25% senior notes due 2013 (the “Notes”) in a private placement (the “Private Placement”) in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. The sale of the Notes to the Initial Purchasers is expected to be completed on March 23, 2005. The Purchase Agreement contains customary terms and conditions.

The aggregate net proceeds received by the Company from the sale of the Notes is expected to be $366.8 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company plans to use the net proceeds of the offering to purchase any and all of the Company’s $250.0 million 9.875% senior notes due 2009 that are tendered pursuant to a tender offer announced yesterday (the “Tender Offer”) and to prepay at least $100.0 million in aggregate principal amount of the Company’s existing term loans under the Company’s senior secured credit facility.

Certain of the Initial Purchasers or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. Lehman Brothers Inc. is the sole lead arranger, Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is administrative agent, and affiliates of Lehman Brothers Inc. are lenders under the Company’s senior secured credit facility, a portion of which is being prepaid with the proceeds from the offering. Lehman Brothers Inc. is also the dealer-manager and solicitation agent for the Tender Offer.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events

On March 9, 2005, the Company announced the pricing of the Notes in the Private Placement. The announcement is set forth in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Purchase Agreement, dated March 8, 2005, by and among Corrections Corporation of America, the guarantors listed therein, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers listed therein.

99.1	Press Release dated March 9, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 9, 2005	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.

Irving E. Lingo, Jr.
Executive Vice President and
Chief Financial Officer